SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **XTOL ENERGY INC.**, did on February 14, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 15, 2006.

Dean Heller

DEAN HELLER
Secretary of State

By Anne DellaRosa
Certification Clerk

DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy Secretary of State

PAMELA RUCKEL
Deputy Secretary for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

ELLICK HSU
Deputy Secretary for Elections

Certified Copy

February 15, 2006

Job Number: C20060214-2938
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20060091996-82	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0105812006-3
Document Number:
20060091996-82

Date Filed:
2/14/2006 4:01:35 PM
In the office of
[signature]

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	XTOL ENERGY INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Name: CSC Services of Nevada, Inc. Street Address: 502 East John Street; City: Carson City; Nevada; Zip Code: 89706 Optional Mailing Address: ; City: ; State: ; Zip Code:
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 20,000,000 Preferred; 80,000,000 Common; Par value: $ 0.0001; Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Name: GARY CHAYKO Street Address: 200 ELGIN ST SUITE 202; City: Ottawa, Ontario, Canada; State: XX; Zip Code: K2P1L5 2. Name: JORDAN SHAPIRO Street Address: 938 NELSON ST SUITE 4304; City: Vancouver, BC, Canada; State: XX; Zip Code: V6Z3A7 3. Name: Street Address: ; City: ; State: ; Zip Code:
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	Name: CSC Services of Nevada, Inc.; Signature: [signature] Address: 502 East John Street; City: Carson City; State: NV; Zip Code: 89706
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company; Date: 2/14/2006

This form must be accompanied by appropriate fees.